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EXHIBIT 16




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Commissioners:

We have read Citizens First Corporation's statements included under Item 4.01 of its Form 8-K for March 24, 2005, and we agree with the statements concerning our firm.

                                                         /s/ BKD, LLP


Evansville, Indiana
March 28, 2005

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